UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West 44th Street
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

The description of the Credit Agreement set forth in Item 2.03 of this report is incorporated herein by reference.

Item 1.02              Termination of a Material Definitive Agreement

The description of the Credit Agreement set forth in Item 2.03 of this report is incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 8, 2019, Take-Two Interactive Software, Inc. (the “Company”) entered into an unsecured Credit Agreement (the “Credit Agreement”) with certain financial institutions party thereto as lenders (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders, Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A. as syndication agent.  The Credit Agreement replaces the Company’s existing Second Amended and Restated Credit Agreement, dated as of October 17, 2011, which was terminated.

The Credit Agreement provides for an unsecured five-year revolving credit facility (the “Credit Facility”) with commitments of $200,000,000, including sublimits for (i) the issuance of letters of credit in an aggregate face amount of up to $25,000,000 and (ii) borrowings and letters of credit denominated in Pounds Sterling, Euros and Canadian Dollars in an aggregate principal amount of up to $25,000,000. In addition, the Credit Agreement contains uncommitted incremental capacity permitting the incurrence of up to an additional $250,000,000 in term loans or revolving credit facilities.

The Company’s obligations under the Credit Agreement are guaranteed by certain direct and indirect domestic subsidiaries of the Company.

The Credit Facility will bear interest at a margin of (a) 0.125% to 0.750% above a certain base rate, or (b) 1.125% to 1.750%  above the LIBOR Rate, which margins are determined by reference to the Company’s consolidated total net leverage ratio.

The Credit Agreement also includes, among other terms and conditions, maximum leverage ratio, minimum cash reserves and, in certain circumstances, minimum interest coverage ratio financial covenants, as well as limitations on the Company’s and each of its subsidiaries’ ability to: create, incur, assume or be liable for indebtedness; dispose of assets outside the ordinary course; acquire, merge or consolidate with or into another person or entity; create, incur or allow any lien on any of its property; make investments; or pay dividends or make distributions, in each case subject to certain exceptions. In addition, the Credit Agreement provides for certain events of default such as nonpayment of principal and interest when due thereunder, breaches of representations and warranties, noncompliance with covenants, acts of insolvency and default on indebtedness held by third parties (subject to certain limitations and cure periods).

This description of the Credit Agreement is a summary only and qualified in its entirety by reference to the text of the Credit Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Matthew K. Breitman
	Name:	Matthew K. Breitman
	Title:	Senior Vice President, Deputy General Counsel & Corporate Secretary
Date: February 14, 2019